Exhibit 99.3

AEVA MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information that Aeva’s management believes is relevant to an assessment and understanding of Aeva’s results of operations and financial condition. The discussion should be read together with “Selected Historical Financial and Operating Data of Aeva” and the historical audited annual financial statements as of and for the years ended December 31, 2020 and 2019, and the related respective notes thereto. The discussion and analysis should also be read together with Aeva’s unaudited pro forma financial information for the year ended December 31, 2020 and 2019. See “Unaudited Pro Forma Condensed Financial Information.” This discussion may contain forward-looking statements based upon Aeva’s current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Unless the context otherwise requires, all references in this section to “we,” “our,” “us” or “Aeva” refer to the business of Aeva, Inc., a Delaware corporation, and its subsidiaries prior to the consummation of the Business Combination, which will be the business of the Post-Combination Company and its subsidiaries following the consummation of the Business Combination.

Overview

Our goal is to bring perception to all devices. Through our Frequency Modulated Continuous Wave (“FMCW”) sensing technology, we believe we are introducing the world’s first 4D LiDAR-on-chip that, along with our proprietary software applications, enables the adoption of LiDAR across broad applications. We believe that our solutions will allow for the wide-scale adoption of autonomous driving because they solve for the missing link of LiDAR sensing — high performance at affordable costs. Furthermore, we believe that our proprietary 4D LiDAR technology has the potential to create entirely new categories for perception across consumer electronics, consumer health, industrial robotics and security applications.

Founded in late 2016 by former Apple engineers Soroush Salehian and Mina Rezk and led by a multidisciplinary team of over 100 engineers and operators experienced in the field of sensing and perception, Aeva’s goal is to bring the next wave of perception technology to broad applications from automated driving to consumer electronics, consumer health, industrial robotics and security. Our 4D LiDAR-on-chip combines silicon photonics technology that is proven in the telecom industry with precise instant velocity measurements and long-range performance at affordable costs for commercialization.

As a development stage company, we work closely with our customers on the development and commercialization of their automated driving vehicle programs and the utilization of our products in such programs. Our customers include some of the top automotive OEMs, mobility and technology companies, and we are currently working in close collaboration with our key customers toward series production of vehicles with high levels of automated driving and autonomous driving capability, targeting launch in 2024. We have received strategic investments from Porsche SE, the parent company of Audi and Volkswagen, with whom we are engaged across future vehicle programs. Thus far, our customers have purchased prototype products and engineering services from us for use in their research and development programs. We are expanding our manufacturing capacity through third party manufacturers and arrangements with global Tier-1 suppliers to meet our customers’ anticipated demand for production of our products.

Unlike legacy LiDAR, which relies on Time of Flight (“ToF”) technology and measures only depth and reflectivity, Aeva’s solution leverages a proprietary FMCW technology to measure velocity in addition to depth, reflectivity and inertial motion. The ability of Aeva’s solution to measure instant velocity for every pixel is a major advantage over ToF-based sensing solutions. Furthermore, Aeva’s technology is free from interference from other LiDAR or the beams and sunlight, and our core innovations within FMCW are designed to enable autonomous vehicles to see with significantly higher resolution at distances beyond 300 meters while consuming lower power compared to other available solutions. We believe that these factors make Aeva the first perception solutions provider to enable the broad adoption of automated driving.

As major automotive OEMs and leading mobility and technology companies look for comprehensive perception solutions to accelerate their autonomous driving programs into production, we believe Aeva is uniquely positioned to provide a superior solution to enable autonomous driving at scale. Furthermore, we believe the advantages of our 4D LiDAR-on-chip allow us to provide the first LiDAR solution that is fully integrated onto a chip with superior performance, low power and affordable costs, with the potential to drive new categories of perception across consumer electronics, consumer health, industrial robotics and security markets.

Business Combination and Public Company Costs

As a result of the Business Combination and the other transactions contemplated by the Business Combination Agreement, Merger Sub merged with and into Legacy Aeva, with Legacy Aeva continuing as the surviving entity as a wholly owned subsidiary of InterPrivate, under the new name Aeva Technologies, Inc. (the “Business Combination”).

The Business Combination was accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, InterPrivate was treated as the legal acquiror and accounting acquiree. Accordingly, the Business Combination was treated as the equivalent of Legacy Aeva issuing stock for the net assets of InterPrivate, accompanied by a recapitalization.

The most significant change in the Post-Combination Company’s future reported financial position and results are expected to be an increase in cash (as compared to Aeva’s balance sheet at December 31, 2020) of $510.8 million.

Total non-recurring transaction costs incurred for this transaction were $52.1 million, of which Aeva $0.6 million was expensed in the income statement. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Upon the closing of the Business Combination, the Post-Combination Company continues to be listed on the NYSE and trades under the ticker symbol “AEVA.” As a majority of Aeva’s current management team and business operations will comprise the Post-Combination Company’s management and operations, the Post-Combination Company will need to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Aeva expects the Post-Combination Company will incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

COVID-19 Impact

The coronavirus (COVID-19) pandemic has not adversely impacted Aeva’s sales in 2020. The extent of the impact of the coronavirus pandemic on Aeva’s operational and financial performance will depend on various future developments, including the duration and spread of the outbreak and impact on its customers, suppliers, and employees, all of which is uncertain at this time. Aeva expects the COVID-19 pandemic to adversely impact revenue and results of operations, but Aeva is unable to predict at this time the size and duration of this adverse impact. Aeva has seen some signs of positive effects for its long-term business prospects and partnerships as a result of the pandemic. Aeva is observing a larger trend of automakers shifting course in “make vs buy” decisions as it relates to autonomous solutions and software systems. As cash flows tighten, more automakers are looking to limit the potentially massive investments required to develop autonomous software and systems for which they do not necessarily have substantial expertise. As a result, several automakers are more open to and accepting of a model to incorporate full-stack hardware and software solutions from suppliers, which for autonomy is particularly relevant for Aeva. For more information on Aeva’s operations and risks related to health epidemics, including the COVID-19 pandemic, please see the section of this proxy statement/consent solicitation statement/prospectus entitled “Risk Factors.”

Key Factors Affecting Aeva’s Operating Results

Aeva believes that its future performance and success depends to a substantial extent on its ability to capitalize on the following opportunities, which in turn is subject to significant risks and challenges, including those discussed below and in the section of this proxy statement/prospectus/consent solicitation statement entitled “Risk Factors.”

Pricing, Product Cost and Margins. Our pricing and margins will depend on the volumes and the features as well as specific market applications of the solutions we provide to our customers. We have customers with technologies in various stages of development across different market segments. We anticipate that our prices will vary by market and application due to market-specific product and commercial requirements, supply and demand dynamics and product lifecycles.

Aeva believes it has the opportunity to establish high margin unit economics when operating at scale. Its future performance will depend on its ability to deliver on these economies of scale with lower product costs to enable widespread industry adoption. Aeva believes its business model is positioned for scalability due to the ability to leverage the same product platform across markets and customer base, relationships with leading foundries and contract manufacturers and use of proven manufacturing processes. Our customers will require that our perception solutions be manufactured and sold at per-unit prices that are affordable for our customers. Our ability to compete in key markets will depend on the success of our efforts to efficiently and reliably produce cost-effective perception solutions for our commercial-stage customers.

While Aeva expects to achieve and maintain high margins on its perception solutions, macroeconomics conditions in its industry, emergence of competition in advanced assisted driving sensing and software technologies may negatively impact pricing, margins and market share. Although pricing pressure and lower margins are typically associated with commodity hardware products in the automotive industry, Aeva believes its unique technology provides a compelling value proposition for favorable margins and unit economics in the industry. Aeva expects its gross margin to increase as customers move from development stage to commercialization and production due to the economies of scale achieved by its proprietary 4D LiDAR-on-a-chip technology. If Aeva does not generate the margins it expects upon commercialization of its perception solutions, Aeva may be required to raise additional debt or equity capital, which may not be available or may only be available on terms that are onerous to Aeva’s Stockholders.

Commercialization of LiDAR-based Applications. While we believe that we are approaching the inflection point of adoption of LiDAR across applications and that Aeva is well-positioned to capture this opportunity, with our strong customer relationships in both automotive and non-automotive markets, we expect that our results of operations, including revenue and gross margins, will fluctuate on a quarterly basis for the foreseeable future as our customers continue research and development projects and begin to commercialize autonomous solutions that rely on LiDAR technology. As more customers reach the commercialization phase and as the market for LiDAR solutions matures, these fluctuations in our operating results may become less pronounced.

Aeva anticipates robust demand for its perception solutions. Based on reports by IDC, Gartner, Deloitte, IHS Markit and International Federation of Robotics, and Aeva management estimates, we believe that the automotive, assisted driving (“ADAS”) and autonomous driving (“AD”), consumer electronics, consumer health, and industrial robotics and security markets will represent, in the aggregate, an approximately $118 billion total addressable market (“TAM”) for LiDAR-based perception applications by 2025. Specifically, in automotive the markets of focus include passenger cars, commercial trucks, and mobility. We believe that Aeva’s 4D LiDAR technology will position Aeva to capture a significant portion of this TAM in the coming years.

Sales Volume. Each product program will have an expected range of sales volumes, depending on the end market demand for our customers’ products as well as market application. This can depend on several factors, including market penetration, product capabilities, size of the end market that the product addresses and our end customers’ ability to sell their products. In addition to end market demand, sales volumes also depend on whether our customer is in the development or production phase. In certain cases, we may provide volume discounts or strategic customer pricing on sales of our solutions, which may or may not be offset by lower manufacturing costs related to higher volumes which in turn could adversely impact our gross margins. Aeva’s ability to ultimately achieve profitability is dependent upon progression of existing relationships to production and our ability to meet required volumes and required cost targets. Delays of our current and future customers’ programs could result in Aeva being unable to achieve its revenue targets and profitability in the time frame it anticipates.

Basis of Presentation

Aeva currently conducts its business through one operating segment.

Components of Results of Operations

Revenue

Revenue consists of sales of perceptions solutions (sensing systems) and non-recurring engineering services.

Aeva is engaged in design, manufacturing and sale of LiDAR sensing systems and related perception and autonomy-enabling software solutions serving primarily original equipment manufacturers in the automotive market. Under the customer agreements, Aeva delivers a specified number of sensing systems at a fixed price under customary terms and conditions. The sensing systems units sold under these agreements are typically prototypes that are used by the customer for its research, development, evaluation, pilot or testing purposes. Aeva also enters into non-recurring engineering service arrangements with its customers to customize Aeva’s perception solution to meet customer specific requirements. Revenue from such services is recognized as non-recurring engineering services.

Cost of revenue and gross profit

Cost of revenue principally includes direct material, direct labor and allocation of overhead associated with manufacturing operations, including inbound freight charges and depreciation expense. Cost of revenue also includes the direct cost and appropriate allocation of overhead involved in execution of non-recurring engineering services.

Aeva’s gross profit equals total revenue less total cost of revenue. Aeva’s cost of revenue is expected to increase as its revenue continues to grow as customers reach commercialization.

Operating expenses

Research and development

Aeva’s research and development efforts are focused on enhancing and developing additional functionality for its existing products and on new product development. Research and development expenses consist primarily of:

•	Personnel-related expenses, including salaries, benefits, and stock-based compensation expense, for personnel in Aeva’s research and engineering functions; and

•	Expenses related to materials, software licenses, supplies and third-party services.

Aeva expenses research and development costs as incurred. Aeva expects its research and development costs to increase for the foreseeable future as it continues to invest in research and development activities to achieve its product roadmap.

General and administrative expenses

General and administrative expenses consist of personnel and personnel-related expenses, including stock-based compensation of Aeva’s executive, finance, and information systems functions, as well as legal and accounting fees for professional and contract services. Aeva expects its general and administrative expenses to increase for the foreseeable future as it scales headcount with the growth of its business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities, and other administrative and professional services.

Selling and marketing expenses

Selling and marketing expenses consist of personnel and personnel-related expenses, including stock-based compensation of Aeva’s business development team as well as advertising and marketing expenses. These include the cost of trade shows, promotional materials, public relations, an allocated portion of facilities and depreciation. Aeva expects to increase its sales and marketing activities, expand customer relationships and increase market share. Aeva also expects that its sales and marketing expenses will increase over time as it continues to hire additional personnel to scale its business.

Interest income and Interest expense

Interest income consists primarily of income earned on Aeva’s cash equivalents and investments in marketable securities. These amounts will vary based on Aeva’s cash, cash equivalents and short-term investment balances, and also with market rates.

Other income and expense

Other income and expense primarily consist of foreign currency conversion gains and losses, and bank fees related to the cash sweep account.

Results of Operations

Comparison of the Years Ended December 31, 2020 and 2019

The results of operations presented below should be reviewed in conjunction with the financial statements and notes included elsewhere in this proxy statement/consent solicitation statement/prospectus. The following table sets forth Aeva’s results of operations data for the periods presented (in thousands):

	Year Ended December 31,		Change $	Change %
	2020	2019
Revenue	$4,843	$1,384	$3,459	250%
Cost of revenue	2,741	815	1,926	236%

Gross profit	2,102	569	1,533	269%
Research and development expenses	20,497	15,406	5,091	33%
General and administrative expenses	5,664	4,290	1,374	32%
Selling and marketing expenses	1,682	966	716	74%

Operating loss	(25,741)	(20,093)	(5,648)	28%
Interest income	(195)	(516)	321	-62%
Other expense	24	17	7	41%

Loss before income taxes	(25,570)	(19,594)	(5,976)	30%
Income taxes	—	—	—	nm

Net loss	$(25,570)	$(19,594)	$(5,976)	30%

nm = not meaningful

Revenue

Revenue increased by $3.5 million, or 250%, to $4.8 million for 2020, from $1.3 million for 2019. $2.8 million of the increase is attributed to revenue from a new customer in 2020, with the remaining increase primarily driven by an increase in number of sensing systems sold.

Cost of revenue and gross profit

Total cost of revenue increased by $1.9 million, or 236%, to $2.7 million for 2020, from $0.8 million for 2019. Gross profit increased by $1.5 million primarily due to increase in revenue from customers in 2020, as compared to 2019.

Operating expenses

Research and development

Total research and development expenses increased by $5.1 million, or 33%, to $20.5 million for 2020, from $15.4 million for 2019. Research and development expenses increased primarily due to an increase in headcount. Aeva anticipates continued expansion in R&D headcount and expenses to develop new features and functionalities.

General and administrative

Total general and administrative expenses increased by $1.4 million, or 32%, to $5.7 million for 2020, from $4.3 million for 2019. General and administrative expenses increased primarily due to an incremental increase in headcount and consultants.

Selling and marketing

Total selling and marketing expenses increased by $0.7 million, or 74%, to $1.7 million for 2020, from $1.0 million for 2019. Selling and marketing expenses increased primarily due to increased payroll expenses related to increased headcount in the business development function.

Interest income

Interest income decreased by $0.3 million to $0.2 million for 2020 from $0.5 million in 2019. Interest income decreased due to primarily due to a decrease in cash balances held in money market funds, as no additional financing was obtained during the year ended December 31, 2020.

Liquidity and Capital Resources

Sources of Liquidity

Aeva’s capital requirements will depend on many factors, including sales volume, the timing and extent of spending to support R&D efforts, investments in information technology systems, the expansion of sales and marketing activities, and market adoption of new and enhanced products and features. As of December 31, 2020, Aeva had cash and cash equivalents totaling $24.6 million. The cash equivalents consist of money market funds. To date, Aeva’s principal sources of liquidity have been proceeds received from the issuance of equity.

Until Aeva can generate sufficient revenue from its sales of sensors and software to cover operating expenses, working capital and capital expenditures, Aeva expects the funds raised in the Business Combination, including the PIPEs, to fund cash needs. Any equity securities issued may provide for rights, preferences or privileges senior to those of holders of the Post-Combination Company’s common stock subsequent to the Business Combination. If Aeva raises funds by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of holders of Aeva Common Stock. The terms of debt securities or borrowings could impose significant restrictions on Aeva’s operations. The credit market and financial services industry have in the past, and may in the future, experience periods of uncertainty that could impact the availability and cost of equity and debt financing.

Aeva has incurred negative cash flows from operating activities and losses from operations in the past as reflected in its accumulated deficit of $61.1 million as of December 31, 2020. Aeva expects to continue to incur operating losses due to continued investments that it intends to make in its business, including development of products. Aeva believes that existing cash and cash equivalent will be sufficient to fund operating and capital expenditure requirements through at least 12 months from the date of issuance of these financial statements.

Cash Flow Summary

The following table summarizes our cash flows for the periods presented (in thousands):

	Year ended December 31,
	2020	2019
Net cash provided by (used in):
Operating activities	$(21,231)	$(16,384)
Investing activities	$(855)	$(421)
Financing Activities	$73	$35,987

Operating Activities

For the year ended December 31, 2020, net cash used in operating activities was $21.2 million. The primary factors affecting Aeva’s operating cash flows during this period were Aeva’s net loss of $25.6 million, offset by non-cash expenses of stock-based compensation of $3.8 million, and depreciation expense of $0.8 million.

Investing Activities

For the year ended December 31, 2020, net cash used in investing activities was $0.9 million for the purchase of equipment.

Financing Activities

For the year ended December 31, 2020, net cash provided by financing activities was less than $0.1 million. The primary factor affecting Aeva’s financing cash flows during this period were proceeds from the exercise of stock options.

Contractual Obligations and Commitments

The following table summarizes our contractual obligations and other commitments as of December 31, 2020, and the years in which these obligations are due:

	Payments Due by Period
	Total	Less than 1 Year	1 - 3 Years	3 - 5 Years	More than 5 Years
	(in thousands)
Contractual obligations:
Operating lease obligations	$1,848	$736	$1,112	$—	$—

	$1,848	$736	$1,112	$—	$—

Off-Balance Sheet Arrangements

As of December 31, 2020, Aeva has not engaged in any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Critical Accounting Policies and Estimates

Aeva prepares its financial statements in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates, assumptions and judgments that can significantly impact the amounts Aeva reports as assets, liabilities, revenue, costs and expenses and the related disclosures. Aeva bases its estimates on historical experience and other assumptions that it believes are reasonable under the circumstances. Aeva’s actual results could differ significantly from these estimates under different assumptions and conditions. Aeva believes that the accounting policies discussed below are critical to understanding its historical and future performance as these policies involve a greater degree of judgment and complexity.

Stock-Based Compensation

Aeva recognizes the cost of stock-based awards granted to its employees and directors based on the estimated grant-date fair value of the awards. Cost is recognized on a straight-line basis over the service period, which is generally the vesting period of the award. Aeva elected to recognize the effect of forfeitures in the period they occur. Aeva determines the fair value of stock options using the Black-Scholes option pricing model, which is impacted by the following assumptions:

•	Expected Term — Aeva uses the option’s expected term, which is the length of time the grant is expected to be outstanding before it is exercised or terminated.

•	Expected Volatility — As Aeva’s stock is not currently publicly traded, the volatility is based on a benchmark of comparable companies within the automotive and energy storage industries.

•

Common Stock Value — Aeva has historically used the OPM back solve analysis to estimate the fair value of Aeva Common Stock, which derives the implied equity value for one type of equity security from a contemporaneous transaction involving another type of security, shares of Aeva’s convertible preferred stock in this instance.

•	Expected Dividend Yield — The dividend rate used is zero as Aeva has never paid any cash dividends on its common stock and does not anticipate doing so in the foreseeable future.

•

Risk-Free Interest Rate — The interest rates used are based on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award.

The grant date fair value of Aeva Common Stock was determined using valuation methodologies which utilizes certain assumptions, including probability weighting of events, volatility, time to liquidation, a risk-free interest rate, and an assumption for a discount for lack of marketability (Level 3 inputs).

Based on Aeva’s early stage of development and other relevant factors, it determined that an Option Pricing Model (“OPM”) was the most appropriate method for allocating our enterprise value to determine the estimated fair value of Aeva Common Stock. Application of the OPM involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding its expected future revenue, expenses, and cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of future events.

Revenue

Aeva adopted the requirements of the new revenue recognition standard, known as Topic 606, effective January 1, 2017 utilizing the full retrospective method of transition. Revenue from product sales is recognized upon transfer of control of promised products. Revenue is recognized in an amount that reflects the consideration that Aeva expects to receive in exchange for those products and services. Product sales to certain customers may require customer acceptance, in which case revenue recognition is deferred until acceptance takes place. For service projects, revenue is recognized as services are performed and amounts are earned in accordance with the terms of a contract at estimated collectible amounts.

For certain custom products that require engineering and development based on customer requirements, Aeva recognizes revenue over time using an input that faithfully depicts transfer of control of the goods or services to the customer. Amounts billed to customers for shipping and handling are included in revenue. Some of the Aeva’s arrangements provide software embedded in hardware which are typically recognized at the time of transfer of control of either the underlying hardware or at the time when the licensing rights are provided. Taxes collected from customers and remitted to governmental authorities are excluded from revenue.

Changes in judgments with respect to these assumptions and estimates could impact the timing or amount of revenue recognition.

Recent Accounting Pronouncements

See Note 1 to Aeva’s financial statements included herein or elsewhere in this document for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the date of this proxy statement/consent solicitation statement/prospectus.

Internal Control Over Financial Reporting

In connection with Aeva’s financial statement close process for the years ended December 31,2019 and 2020, a material weakness was identified in the design and operating effectiveness of its internal control over financial reporting. The material weakness identified resulted from a lack of necessary business processes, internal controls, and adequate number of qualified personnel within its accounting function who possessed an appropriate level of expertise to effectively and timely identify, select and apply GAAP sufficiently to provide reasonable assurance that transactions were appropriately recorded. This also resulted in Aeva not having adequate risk assessment and design of internal control activities surrounding Aeva’s financial close and reporting process to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements.

Aeva’s management is in the process of developing a remediation plan which shall include, without limitation, the hiring of additional accounting and finance personnel with technical public company accounting and financial reporting experience. The material weaknesses will not be considered remediated until management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective.

In accordance with the provisions of the JOBS Act, we and our independent registered public accounting firm were not required to, and did not, perform an evaluation of our internal control over financial reporting as of December 31, 2020 and 2019 nor any period subsequent in accordance with the provisions of the Sarbanes-Oxley Act. Accordingly, we cannot assure you that we have identified all, or that we will not in the future have additional, material weaknesses. Material weaknesses may still exist when we report on the effectiveness of our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act after the completion of this offering.

Quantitative and Qualitative Disclosures About Market Risk

Aeva has not, to date, been exposed to material market risks given its early stage of operations. Upon commencing commercial operations, Aeva expects to be exposed to foreign currency translation and transaction risks and potentially other market risks, including those related to interest rates or valuation of financial instruments, among others.

Foreign Currency Exchange Risk

There was no material foreign currency risk for the years ended December 31, 2020 and 2019.